UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 29, 2017

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817-810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12-b of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.        ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain          Officers; Compensatory Arrangements of Certain Officers.

On, September 29, 2017 the Board of Directors (the “Board”) of AZZ Inc. (the “Company”) adopted the AZZ Inc. Severance Pay Plan (the “Severance Plan”), effective September 30, 2017, which provides severance benefits under certain circumstances to active, full-time employees of the Company and its U.S. subsidiaries, including the Company’s executive officers, other than the Company’s Chief Executive Officer and Chief Financial Officer, whose severance benefits are set forth in their respective employment agreements.

The Severance Plan provides for the payment of benefits to Eligible Employees (as defined in the Severance Plan) in the event of an involuntary termination of employment by the Company. Pursuant to the Severance Plan, the Plan Administrator has the authority to determine whether or not a termination is an Eligible Termination (as defined in the Severance Plan). For purposes of the Severance Plan, an Eligible Termination does not typically include, among other things, “Cause”, disability or death. Notwithstanding, if an employee participates in a change in control plan and employment is terminated during a change in control period, then the change in control plan will control any severance payments and the employee will not be eligible to receive benefits under the Severance Plan.

In the event of an Eligible Termination, the Severance Plan provides the following guidelines for determining severance payment amounts:

If You are an Eligible Employee Below a Director Level:
Your Years of Employment Are:	You May Receive Severance Pay Equal to Base Pay for a Period of:
Less than 1	1 week
1 or More	1 week plus an additional 1 week for each Year of Employment (but not more than 26 weeks of base pay)

If You are an Eligible Employee at Director Level or Above:
Your Years of Employment Are:	You May Receive Severance Pay Equal to Base Pay for a Period of:
Less than 1	1 week
1 or More	1 week plus an additional 2 weeks for each Year of Employment (but not more than 26 weeks of base pay)

However, the Plan Administrator has the discretion to award lesser or greater amounts of severance pay, from no severance pay up to a maximum of 52 weeks of base pay. In order to receive benefits under the Severance Plan following an Eligible Termination, an employee is required to provide a general release of claims and to comply with certain confidentiality, noncompetition, nonsolicitation covenants.

The foregoing description is a summary of the Severance Plan and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description
10.1	AZZ Inc. Severance Pay Plan.*
* Management compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: October 3, 2017	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	AZZ Inc. Severance Pay Plan.*

* Management compensatory plan, contract or arrangement.